Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 of Silexion Therapeutics Corp of our report dated March 18, 2025, which appears in this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

Tel-Aviv, Israel	/s/Kesselman & Kesselman
April 23, 2025	Certified Public Accountants (Isr.)
A member firm of PricewaterhouseCoopers International Limited